Exhibit (a)(10)

Date:           Thursday, August 29, 2002
To:             Holder of Eligible Options
Subject:        TLC Vision Offer to Exchange - Reminder Notice

                On July 18th, 2002, important information pertaining to TLC Vision Corporation's Stock Option Plan was mailed to your home/center. This is a reminder that if you wish to participate in the Offer to Exchange, I must receive your signed Stock Option Acceptance Letter by 11:59 p.m., Eastern Daylight Savings Time, on September 6th, 2002. After this date, the Offer will expire.

                Should you have any questions, please do not hesitate to contact me at 1-800-852-1033, ext. 3919 or by email at
                heather.mcdonald@tlcvision.com.

                Thank you,

                Heather McDonald
                Manager, Pensions & Benefits
                TLC Vision Corporation
                5280 Solar Drive, Suite 300
                Mississauga, ON, CANADA L4W 5M8
                Phone: 905-602-2020 x. 3919
                Toll Free: 1-800-852-1033 x. 3919
                Fax: 905-625-8081
                Email: heather.mcdonald@tlcvision.com